UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 24, 2008

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 24, 2008, Concurrent Computer Corporation, a Delaware corporation (the “Company” or the “Registrant”), entered into a Third Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (the “Bank”), which amends certain terms of the existing Amended and Restated Loan and Security Agreement (the “Credit Agreement”).  The Amendment extends the maturity date of the Credit Agreement from July 1, 2009 under the previous terms, to December 31, 2010.  The Amendment also creates a minimum interest rate so that interest on outstanding principle is calculated as prime plus 0.50% whereby, for purposes of this Amendment, “prime” is the greater of (a) Bank’s most recently announced “prime” rate,” and (b) 4.00%.

All other terms of the existing Credit Agreement shall remain the same, whereby the Bank provides for a $10,000,000 revolving credit line with a borrowing base dependent upon the Company’s outstanding accounts receivable (the “Revolver”) and is secured by substantially all of the assets of the Company.   In addition, the Credit Agreement contains certain financial covenants, in addition to the minimum tangible net worth, and customary restrictive covenants concerning the Company’s operations.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Third Amendment to Amended and Restated Loan and Security Agreement dated December 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2008.

CONCURRENT COMPUTER CORPORATION

By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Description

99.1	Third Amendment to Amended and Restated Loan and Security Agreement dated December 24, 2008.